

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
INTERIM FINANCIAL STATEMENTS OF OPTIMAL ROBOTICS CORP. DATED JUNE 30,
2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   JUN-30-2000
<CASH>                                         1,174       <F1>
<SECURITIES>                                   73,841
<RECEIVABLES>                                  15,376      <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    12,669
<CURRENT-ASSETS>                               107,039
<PP&E>                                         1,968       <F3>
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 110,949
<CURRENT-LIABILITIES>                          9,069
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       106,840
<OTHER-SE>                                     (4,960)     <F4>
<TOTAL-LIABILITY-AND-EQUITY>                   110,949
<SALES>                                        28,127
<TOTAL-REVENUES>                               29,674
<CGS>                                          20,971
<TOTAL-COSTS>                                  24,669
<OTHER-EXPENSES>                               2,150
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                3,458
<INCOME-TAX>                                   1,323
<INCOME-CONTINUING>                            2,135
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   2,135
<EPS-BASIC>                                    0.17
<EPS-DILUTED>                                  0          <F5>


(1) The Company's financial statements are prepared in accordance with generally accepted accounting principles in Canada. See Note 8 to financial statements for a reconciliation of Canadian and U.S. GAAP.

(2)  Includes $266,788 in tax credits receivable.

(3)  Net of depreciation.

(4) Includes shareholder deficit of $3,490,506, capital attributable to warrants of $14,966 and a cumulative translation adjustment of $1,484,471.

(5) Fully diluted net earnings per common share is not presented here, as the effect thereof would be anti-dilutive. See note 7 to Notes to Interim Financial Statements.



